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RGR - Q2 2013 Sturm Ruger Earnings Conference Call

EVENT DATE/TIME: AUGUST 01, 2013 / 01:00PM GMT

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

CORPORATE PARTICIPANTS

Michael Fifer Sturm, Ruger & Company, Inc. - President & CEO

Sarah DePanfilis Sturm, Ruger & Company, Inc. - Associate General Counsel

CONFERENCE CALL PARTICIPANTS

Brian Rafn Morgan Dempsey Capital - Analyst

Peter Goodson Eminence Capital - Analyst

Terrence O'Connor Highrise Partners - Analyst

Scott Hamann KeyBanc Capital - Analyst

Andrea James Dougherty & Company - Analyst

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

PRESENTATION

Operator

Good morning, and welcome to the Q2 2013 Sturm, Ruger Earnings Conference Call. At this time, all participants are in a listen-only mode. (Operator Instructions) As a reminder, this conference call is being recorded today, Thursday, August 1, 2013. I would now like to turn the call over to Michael Fifer, President and CEO. Over to you Michael.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Thank you. Welcome to the Sturm, Ruger & Company Second Quarter 2013 Conference Call. There will be at least two blatantly forward-looking statements that I make this morning, and I would like to ask Sarah DePanfilis, our Associate General Counsel, to read the caution on forward-looking statements, which will be followed by a quick overview of the second quarter, and then we can get right in to your questions. Sarah?

Sarah DePanfilis - Sturm, Ruger & Company, Inc. - Associate General Counsel

Thank you, Mike. Statements made in the course of this presentation that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time-to-time in the Company's SEC filings, including but not limited to, the Company's reports on Form 10-K for the year ended December 31, 2012, and Forms 10-Q for the first and second quarters of 2013.

Copies of these documents may be obtained from the SEC or through the Company's website at www.ruger.com. Furthermore, management disclaims all responsibility to update forward-looking statements.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Thank you, Sarah. Before we get into the second quarter financial results, I want to take a minute and provide an update on the damage to the roof at our Prescott, Arizona manufacturing facility. During a severe thunderstorm last Thursday, heavy precipitation caused a small portion of the roof to collapse. Thankfully, no -- one was injured. Nonetheless, a significant amount of water entered the building, and we had to shut down production.

Thanks to the hard work and dedication of our Prescott employees, temporary repairs were completed over the weekend, signed off by the structural engineers, and production resumed on Monday. We expect the cost of the repairs to the building and equipment, plus the value of lost production to be less than $5 million.

For the second quarter of 2013, net sales were $179.5 million, and fully diluted earnings were $1.63 per share. For the corresponding period in 2012, net sales were $119.6 million, and fully diluted earnings were $0.91 per share. This represents year-over-year sales growth for the quarter of 50%, and earnings growth of 79%.

For the first half of 2013, net sales were $335.4 million, and fully diluted earnings were $2.83 per share. For the corresponding period in 2012, net sales were $231.9 million, and fully diluted earnings were $1.71 per share. This represents year-over-year sales growth for the first half of 45%, and earnings growth of 67%.

One of the strong earnings contributors in the second quarter was the unusually high level of sales of firearms accessories, including magazines. This spike in demand started in the fourth quarter of 2012, remained unusually strong through the second quarter of 2013, and is now finally settling down to more historical levels. Our accessories are high margin and, on a year-over-year incremental basis, contributed approximately $0.20 per share in the quarter.

New product introductions remain a strong driver of demand and were $102.7 million or 31% of firearm sales in the first half of 2013. As a reminder, we define new products as only those that were introduced in the past two years, and we include only major new products and not minor line extensions. New product introductions in the first half of 2013 include the LC380 pistol, and the SR45 pistol.

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

Demand for Ruger products in the second quarter of 2013 remained very strong, as evidenced by the 37% growth in estimated sell-through of Ruger products from the independent distributors to retailers. National Instant Criminal Background Check System, otherwise known as NICS background checks, increased 16% during this period.

We believe the strong demand for our products was due to the anti-gun political environment at both national and state levels, the Company's continued practice of introducing innovative and exciting new products, new shooters joining the ranks of gun owners, and increased manufacturing capacity and greater product availability for certain products in strong demand.

Total unit production for the first half of 2013 increased 35% from the first half of 2012. This increase in unit production resulted from investment in incremental capacity for new product introductions, and from the utilization of lean methodologies for continuous improvement in our operations.

Our increase in production was facilitated by $34 million of capital expenditures during the trailing 12 months ended June 29, 2013. These capital expenditures exceeded depreciation by approximately $16 million during this period, which represented an approximate 8% increase to our capital equipment base.

We believe that both Ruger and our independent distributors would benefit by having more finished goods in inventory to allow for rapid fulfillment of demand. Our observation of retailers and anecdotal reports from industry sources also indicate that retailer shelves have less than normal amounts of inventory.

Our goal is to replenish finished goods inventory throughout the channel to levels that will better serve the consumers. This includes building finished goods inventory at the Company, which could increase the value of the Company's finished goods inventory by as much as $15 million from the current level.

Our balance sheet at June 29, 2013 was strong. Our cash totaled $65 million, an increase of $34 million from December 31, 2012. Our current ratio was 1.8 to 1 and we have no debt. At June 29, 2013, stockholders' equity was $136 million, which equates to a book value of $7.02 per share, of which $3.35 per share was cash and equivalents.

In the first half of 2013, we generated $70 million of cash from operations. We re-invested $19 million of that back into the Company in the form of capital expenditures. These capital investments allowed us to realize the 35% increase in production year-over-year. Currently, we estimate that capital expenditures for the full-year 2013 will approximate $35 million.

In the first half of 2013, we returned $17 million to our shareholders through the payment of dividends. An additional $12.6 million in dividends will be paid to shareholders on August 30, 2013 as our Board of Directors recently declared a $0.65 per share quarterly dividend. As a reminder, our quarterly dividend approximates 40% of net income.

On July 8, 2013, the Company announced that it plans to open a third manufacturing facility in Mayodan, North Carolina. This will be the Company's first major expansion in over 25 years, and the acquisition of the facility is expected to be finalized in the third quarter of 2013.

We hope to start production in the first quarter of 2014. If everything goes as planned, we expect Mayodan to impact earnings by less than $0.05 per share in the second half of 2013, and to contribute positively for 2014.

Those were the highlights of the second quarter. Now I'd like to respond to your questions related to these results. Operator, can we please have the first question?

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

QUESTION AND ANSWER

Operator

(Operator Instructions) Brian Rafn, Morgan Dempsey Capital.

Brian Rafn - Morgan Dempsey Capital - Analyst

Yes, thank you very much. Good morning, Mike.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Good morning.

Brian Rafn - Morgan Dempsey Capital - Analyst

Mike, can you give us a -- I missed your first opening comments. Can you give us kind of a recap on the damage to Prescott, and kind of what -- I think your press release talked about thunderstorm and collapsed roof, was machinery damaged, was inventory damaged, give us kind of a recap.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

That was quite a thunderstorm, and we had some issues where there was a lot of hail first, which plugged the drains, and then it rained very quickly. And so a 20-by-40 section of the roof collapsed. We figured it had about a foot of water on it plus it rained other parts of the roof as well. So a lot of water came in very rapidly, and some machinery was pushed around.

Fortunately, that -- all the machinery that appears to have been affected was machinery that was being brought in for new product lines, and did not affect machinery for current production lines. It may take us a little while to figure out just how much machines were affected or how easy or hard they will be to recover, because, as you know, water damage inside machines can take a while to manifest itself.

But we've done a lot of checks on the machines. We've temporarily repaired the roof. There were, I think, a half a dozen other areas that were weakened, that we put up appropriate shoring. And at 3.30 in the morning on Monday, the guys got back in production, and they've done an outstanding job. I'm very proud of them.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. Okay, Mike. Was -- obviously the [machinery at that desktop] covered by insurance or catastrophic property casualty or --?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

We think the total cost to Ruger, when all is said and done, will be under $5 million.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay, okay. What -- any, any plans to what's going to be produced at Mayodan, North Carolina, and what specifically, are there any physical manufacturing changes or things that you have to do the building prep work before you guys takeover?

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Well, there are things we have to do to the building to get it ready for us. The two significant ones being to install heat treating and blowing lime. But other than that the building is in great shape. It's ideally suited for what we want to do.

And more important, there is a phenomenal work force in the area. We've had two job fairs. The response has been tremendous, and the caliber of the potential employees is really impressive. So I think we'll be in good shape that way.

As far as product lines it'll be some of our new products that have not yet been announced. It'll be moved down there. So I really can't discuss them.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. And what's the size of the building layout, kind of, maybe acreage around it, real estate?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

It's roughly, I think 225,000 square feet. It's a typical industrial rectangle with high ceilings, and widely-spaced posts, and there is plenty of acreage should we ever want to expand.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay, okay. And then up to Newport, Mike, anything relative to bringing on new mini mills in addition to the integrated mill, furnace?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Phase 1 was the first mini-mill, which has really exceeded our expectations. It's performing extremely well. Phase 2 was to try to see if we could include [a weaver] because initially the first mini-mill was just virgin material, and that was fairly successful.

Phase 3 was to try to take some of the new techniques from the mini-mill, and apply them to the main mill, which we've also done. And Phase 4 will be the second mini-mill, and the component parts are on order.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay, okay. what are you guys -- plant wise, what are you guys running shift wise?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

There is a lot of overtime. Guys are working very, very hard.

Brian Rafn - Morgan Dempsey Capital - Analyst

So three shifts and record overtime, or give me -- can you put a number on that by chance?

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Frankly, we try to avoid what other companies might call record overtime, because you'll end up with a potential for injuries which we don't want. And so we try to keep it somewhat reasonable. The employees would like to have a minimum of 45 hours a week, and I'm sure most of them are doing a good bit more than that, but we're trying to avoid overworking anybody.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. And --.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

They changed frankly over the last year. They've been full out the whole time.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. Obviously, I'll ask one more and get back in line. Mike, with the addition of Mayodan in North Carolina, the manufacturing things and set-ups like, does that all inhibit your launch of new product development which you've been so good at?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

No, I think it's going to enhance it. The problem is I was running out of space. We didn't have any more room, and we weren't getting the cannibalization. So new products required new equipment, new space, and new people. This will really lubricate that process rather than hinder it.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay, and then all -- the machine tools in that and all the tooling, machinery, they are all going to be brand new or you're going to be moving stuff from Newport and Prescott?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

It's all brand new. It's all on order.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. I'll get back in line. Thanks, Mike.

Operator

(Operator Instructions) Peter Goodson, Eminence Capital.

Peter Goodson - Eminence Capital - Analyst

Hey guys, how is it going?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Good.

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

Peter Goodson - Eminence Capital - Analyst

I had a question with -- the NICS seems like it's been slowing down a little bit, 16% NICS growth obviously less than your shipment growth seems like some of that inventory is starting to get restocked a little bit. Are you seeing anything out there about the underlying market starting to slow? Or do you feel like market demand is still strong as you've seen?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Let me, split that into sort of two questions for you. One, if our sell-through exceeds NICS, does that mean they're merely restocking or does that mean we're gaining market share? It could be one or the other and frankly you can't tell from the numbers, but we have a long-term pattern of exceeding the NICS checks. So they can't restock forever. So at some point, it is gaining market share.

And then the second part of your question, do we see any slowing? We have not seen any slowing in demand for Ruger but we've heard anecdotally that the normal seasonal slowdown has started, and everyone kind of expect some element of that to be the sort of normal summer, when consumers go outside, rather than go into -- inside to gun stores. But we all kind of expect that some of it will be a kind of a reset from the huge surge that started last -- in Q4.

Peter Goodson - Eminence Capital - Analyst

Okay. And then on the margins, 28% this quarter, truly exceptional levels. I mean, are you still thinking that in the long-term 15% is admirable margins for this type of business or is some of the -- some of what you've been doing lately, maybe leading you to believe longer term you could achieve higher margins on a sustainable basis?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I think I'm cautiously optimistic that what we're doing, particularly with new product development, with the intent of making the products manufacturable, as well as our very strong lean efforts throughout the Company, maybe the new long-term normal is higher than 15%.

Peter Goodson - Eminence Capital - Analyst

Okay, thanks.

Operator

Terrence O'Connor, Highrise Partners.

Terrence O'Connor - Highrise Partners - Analyst

Thank you. Hey, Mike. I'm wondering -- could you talk a little about the long gun market? Has there been a decent recovery in that market? I know it's been primarily handguns for a long time.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

The long gun market actually has been very strong for us. For example, we have two major product lines. The Hawkeye Bolt-Action Rifles, and the Ruger American Rifle. And the Hawkeye has been at record levels now ever since we introduced the Gunsite Scout Rifle.

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

And then we thought that would taper off when we introduce the Ruger American Rifle, and it didn't. It's just as strong as ever, and yet the Ruger American Rifle has really taken off. I mean it's substantially exceeded our expectations, and we've put in place the equipment to double the capacity for that. So we've been very, very pleased in that regard.

Terrence O'Connor - Highrise Partners - Analyst

Appreciate it. Thank you.

Operator

Scott Hamann, KeyBanc Capital.

Scott Hamann - KeyBanc Capital - Analyst

Hey, thank you. Good morning, Mike. In terms of the accessories, is there any sense what the impact was in the fourth quarter and the first quarter on either sales and/or earnings?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I don't remember what those numbers were. We analyzed them at the time, and I just don't remember.

Scott Hamann - KeyBanc Capital - Analyst

But I mean it's probably not the -- quite the same impact as maybe you saw in the second quarter?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I would -- my recollection, which doesn't have too many decimal places on the end of it, is that it was less than the 20% year-over-year we experienced in second quarter. And that's primarily because I've put additional capacity in place to take advantage of the demand. And that additional capacity yielded great results in second quarter, and maybe a little bit in first quarter, I just don't remember the numbers.

Scott Hamann - KeyBanc Capital - Analyst

Okay. And then why -- what's -- why is your sense that it's slowing in the third quarter?

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Why? I think you have to look to bigger, broader questions about the politics, and what's going on to answer that one. I can't answer that for you. But if you look back at historical patterns back in late '08, early '09, you saw a huge spike in accessory sales which then tapered off, and then we saw it again with the really tragic events at Sandy Hook that started again as soon as the politicians started talking about restricting legal gun use.

And that dialogue has tapered off a little bit, and so therefore you'd expect demand to taper off a little bit. The underlying trend, if I draw a straight line through the curve over the past few years, has been one of very strong growth, but you do get these spikes on top of that line.

And we saw one in late '08, early '09, and then we one in late '12, early '13, and we think it's going to return back to sort of, what I would call, more normalized growth rates.

Scott Hamann - KeyBanc Capital - Analyst

Okay. And then secondly on the new product contribution, the percentage has been kind of declining as a percent of the total the last several quarters? Is that just a function of maybe products coming in and out of that or what's your sense on what's driving that?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I think actually the new product sales have been truly outstanding. If you look at them in absolute dollars it's staggering how much we're getting in good results from our new product introductions. And as a percentage of sales, I think it's pretty healthy too.

And our internal goal is to try to produce one-third of revenue from new product sales. And I'd say we've met that, and in many quarters wildly exceeded it, but some of our blockbuster products, while we're only reporting them for eight quarters, they are still really strong in the ninth quarter, the tenth quarter and so on, but I can't report them more.

We have a self-imposed discipline that you get eight quarters, and that's it. And it's better be a major product. We are not doing caliber extensions or new stocks or other cosmetic features. [It has been a] product that required very substantial engineering to produce, otherwise it doesn't make the list. So I think another company might have a much looser definition, and show higher percentages for longer period of times, but we don't do that.

Scott Hamann - KeyBanc Capital - Analyst

Understood. And then just finally -- I know the backlog has been a kind of a squishy number, but just in terms of your recent thoughts around the backlog, I mean, is the quality still in question and therefore your focus continues to be more on the sell-through of products versus what you have in backlog now?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

We learned some years ago that the sell-through was a far more important metric, and we identified that to the investor community, and have continued to publish those results religiously, and there's been no change in that. I really don't pay that much attention to the backlog.

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

Scott Hamann - KeyBanc Capital - Analyst

Okay, great. Thanks, Mike.

Operator

Brian Rafn, Morgan Dempsey Capital.

Brian Rafn - Morgan Dempsey Capital - Analyst

Thank you. And Mike, your CapEx to D&A has been running almost 2 to 1 for the last few years. As you kind of look out adding Mayodan or whatever, do you see that continuing on that kind of a capital funding ratio? I mean it's truly superb in the American industry?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I think, Brian, you have to look at the underlying elements of the CapEx. And it's unusual to have a quarter or a period when more than a third of it or even a third of it is for maintenance and repairs and keeping our ongoing base. And literally the other two-thirds have been pretty much tied to new products.

And as long as our marketing group can keep coming up with the new products, and we can staff them with good engineers, and they're not cannibalizing our old product line, then I would continue to see high levels of capital spending.

If, for whatever reason, it slows down a little bit, we would immediately pull back on that, because we just don't need that much to maintain the base, especially when you think of how much new equipment we've added over the last five years.

Brian Rafn - Morgan Dempsey Capital - Analyst

Right, exactly. Leads to my next question, Mike. The challenge in finding and sourcing and recruiting engineering headcount, especially for your design engineers still difficult and are you making some progress now obviously with Mayodan, are you going to be expanding your level of design groups that you guys have as it allows?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

We're making good progress, and being down at Mayodan opens up a whole new area that's attractive. We're only 20 minutes -- 20 miles or so from Greensboro, not far from some very good universities down there with excellent engineering programs.

So I think it'll get easier for us to track good engineers, and of course as Ruger does better and better, and kind of stands out in the industry, it makes it all that much easier to attract good people.

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

Brian Rafn - Morgan Dempsey Capital - Analyst

Yes. Being in the, what we refer to as the furniture triangles down the Greensboro and High Point, do you unemploy furniture guys because certainly your long guns have be it Wal-Mart or whatever, is there a wood component to that that you can source from that furniture [belt]?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I hadn't thought that far ahead. What we have observed is that when we're out looking for folks with substantial lean experience so they understand the language, they understand the goals, and the methodologies. We're finding a wonderful base of people to choose from.

Brian Rafn - Morgan Dempsey Capital - Analyst

Let me ask you relative to -- and you've done certainly a fabulous job relative to the amount of -- as you talked new product launches and the percentage of that relative to your sales revenue base. When you look internally, Mike, and I know you don't comment on specific numbers, but when you look at launches of products in those first eight quarters, is the unit volume, the sales, and the duration of those -- that surge of new product by -- say by product line, does it meet plan or you're finding that -- that the new products are actually exceeding your internal budgets?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Pretty much all of them have wildly exceeded our expectations, and often the volume that they're producing out beyond two years is higher than they're producing during any period of the first eight quarters, and it's because we get stunned by how much demand there is for, then we keep adding capacity for them. And so literally the run rate is substantially higher in the third or fourth year than it is during the first two.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay, okay. And are you seeing incrementally with those new products, maybe by caliber or be it pistol versus revolver, do you see them crowd out at all, any of your older legacy products, which might be kind of a corollary like a [45 to a 45].

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

We haven't, and which has actually been one of the challenges we've faced. We kept expecting cannibalization. We had made plans based on harvesting machinery and people from more mature product lines. And what we've seen instead is that introducing the new products spurs overall interest in Ruger, and the more mature products get a spike each time we launch a new one.

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. Anything to 2013, 2014, Mike, for shotguns?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I can't comment.

Brian Rafn - Morgan Dempsey Capital - Analyst

Can't comment, okay. As you launch and focus your efforts, Mike, on a third plant in Mayodan, is -- does that it all limit or change you posture relative to looking for acquisitions?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Our single best return on investment is new products. If an acquisition comes along that somehow I can be convinced that it is going to be as attractive, we'll take a hard look at it. But historically they've all been grossly overpriced for what they could deliver, and it makes more sense to try to keep growing 30% to 50% a year organically.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. The 225,000 square feet in Mayodan, Mike, is that filled up initially or are you going to build out the usage of that space?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

A sort of crude thumb rule is that each super sale for a new product line takes about 25,000 square feet. So I think we can build quite a few new product lines in that new building.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. All right, Mike. Thank you very much. I appreciate. Great job.

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13

AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

Operator

Andrea James, Dougherty & Company.

Andrea James - Dougherty & Company - Analyst

Thank you for taking my question. Can you talk about the decision, about the plan to add capacity. It sounds like you are expecting cannibalization and you see it, which is wonderful. What's going on in the mind of the consumer, and then also NICS is trending down a little bit, I mean, if things return to more normalized levels, I'm just wondering sort of what your thoughts there, and -- yes?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I think you've asked several questions there. First off, I can't tell you what's in the mind of the consumer. I only know one consumer, one good data point, and that's myself. And I get excited by the new products and can't wait to buy them when they come out, and perhaps there is a few others like me.

As far as the NICS, I would caution everyone to step back a little and look closer. We say NICS are trending down, well, they're not. NICS still in the quarter grew 16%, that's on top of a record year the year before, and a record year the year before that.

There isn't an industry in America that wouldn't be thrilled and delighted to see their underlying demand grow 16% in a quarter. So just because it didn't grow 24% like the year before, we shouldn't start tearing our hair out and getting depressed. It's actually fantastic news that it grew 16%.

Andrea James - Dougherty & Company - Analyst

Very fair, thank you. And with the new product launches, are you targeting sort of a higher-margin type product with them or can you talk about sort of the thoughts on the margin going forward with new products?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

We have, over the years, found the new products to be higher margin than the more mature products. But what that really relates to is how they're designed from the beginning. We design all our products now with the team of people. Well, each design engineer is matched up with at least one manufacturing engineer and a supply chain guy.

We will put a team of six or seven of these men and women together, and they'll work together for a year to design a product that is really manufacturable. And it wasn't done that way in the old days. Bill Ruger was a genius at designing guns, and he designed them so that they're manufacturable according to the kind of equipment and ways things were done in those days.

For example, the Double-Action Revolver that was designed in the 1950s or 1960s, they anticipated that you would have a gunsmith on end of the line, custom fitting all the parts to assemble that product. And there are a very few of those people left anymore.

And so you can't design a gun that way. And in fact we've learned over the years that it's much better to frankly design it with interchangeable parts, and that's what we do now. So it's not so much that we've got a new pricing scheme, we're actually doing market-based pricing, not cost-based pricing, it's not that there is -- we've inherently taken out any material or other things. These are actually, in many cases or most cases, really superior products, but designed in a much different way than they were in the old days when it was really just Bill Ruger and some draftsman.

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

Now we've got an engineering department, which I think has probably got about 100 people in it, and they're really skilled, they work together really well. And what comes out of that are very manufacturable products and therefore higher margins.

Andrea James - Dougherty & Company - Analyst

Thank you so much. I really appreciate it.

Operator

Scott Hamann, KeyBanc Capital.

Scott Hamann - KeyBanc Capital - Analyst

Thanks again. Mike, just in terms of your commentary on the retail channel, it sounds like inventory levels are still below where you think they should be, but at least it looks like they're being replenished to a certain extent. And the distributors seem like they've had pretty easy going here the last several quarters by just kind of passing stuff through. What do you think the appetite is for the distributors to take inventory, and what do you think kind of a normal level is relative to maybe where you've been historically with the distributor inventory levels?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I am not sure that it has been a normal in the last five years. I try to encourage the distributors to think in terms of 6 to 8 inventory turns. I think that, in theory, they are okay with that. And in reality, they probably rather see higher inventory turns, say 12 or something like that. And so we have kind of a good tension between us as we push back and forth on that number.

Now I haven't been able to supply them enough product to get them down to 6 to 8. So it's been sort of an academic question these past few years. And we'll all see what happens when and if I can get capacity enough, high enough to get them down to 6 to 8. We'll see what happens, but till then who knows.

Scott Hamann - KeyBanc Capital - Analyst

Okay. And just a question on capital allocation. Obviously, you focus on the new product spend but in terms of the buyback that you have in place, you haven't executed on that in a while when your competitors has been pretty aggressive in buying their own stock. I'm just curious on your thoughts with respect to kind of getting the best return on some of that investment?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Well, if you remember, two annual meetings ago, I went into a detailed explanation of the math behind stock buybacks. And if you put your first priority on a shareholder that's there before the buyback that wants to stay through the buyback and remain a shareholder, and you run the math as to what -- when a stock buyback will benefit that shareholder, the one and only circumstance under which it will benefit that shareholder is if you expect the earnings multiple to go up.

And if you look at the case of Smith & Wesson, which you just identified, their earnings multiple was awful. They've done a wonderful job turning the company around and have pretty strong earnings and they weren't being rewarded for it. So perhaps it made great sense in their case.

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

And then if you look at our case, I think the only public analysts left anymore as yourself, and you're constantly saying the world is ending, and so that's not really a scenario, which I would expect our earnings multiples to suddenly jump. So it wouldn't make that much sense for us to run out and buy stock back.

Scott Hamann - KeyBanc Capital - Analyst

Okay, thanks.

Operator

(Operator Instructions) Brian Rafn, Morgan Dempsey Capital.

Brian Rafn - Morgan Dempsey Capital - Analyst

Mike, as you open Mayodan in North Carolina and you staff up more engineers, I always ask your cycle time between concept, rapid prototyping and getting actual production, do you think you have a real ability to continue to compress that within all three plants?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I don't think the number of plants is really the issue there. The issue often boils down to metals behaving in ways that the computer doesn't anticipate and forecast. And so that all the best finite element analysis in the world doesn't always tell you what that metal is going to do when you have a very, very short duration explosion going on inside it. In other words, the ignition of ammunition inside a gun.

And so we design to the best of our ability, we build the prototypes, and then sometimes the testing only takes a few months and you're thrilled with the results, and sometimes it takes you a year longer than you thought it would take to figure out what it's doing and build a really rugged, reliable firearm for which Ruger is well known.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. All right. Anything on the cost side of the business relative to materials, and then what are you guys seeing relative to kind of wage and salary pressure? Everybody's got a kind of an open-ended opinion on healthcare costs, but maybe kind of split the difference between the metals costs that type of thing versus maybe payroll, and that what you're seeing for wage inflation?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

We've had, for a number of years now, substantial effort in cost reduction. And during the height of the Great Recession, we were particularly successful. What we see now, though as economies are starting to rebound a little bit, is that we're seeing some upward pressure on metals costs, not dramatic, but we are seeing some upward pressure.

But we're continuing to do well on our overall cost reduction, but it was all one-sided before and nobody was trying to raise prices on us. We do see a little bit of pressure on the metal and we see some longer lead times on the metal, but everything else is very, very favorable, and we are getting more savings, and we are observing cost pressures.

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. Anything on the wage and salary side, what are you guys seeing, payroll?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

About a third of our total compensation for all employees, including the most junior hourly, if you look at the entire wage base for the Company, about a third of that's variable. And so when we do extremely well, and when you see those dividends climb for the shareholders, that variable pay is also climbing for all the employees of the Company. And should that course reverse at sometime, you'll see a quick contraction of that variable pay. So I'm not worried about it.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. And then -- that's good for me. Thanks, Mike. I appreciate it.

Operator

Thank you. I'd now like to turn the call back over to Michael for closing comments. Thank you.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I hope you are all were pleased with the second quarter results. I know I'm extremely proud of our staff and what they've managed to pull off here. And it's very simply driven by the introduction of new products, by the implementation of lean to all our processes to free up cash base, equipment, people, and it works.

And I think these results are evidence of that and we'll just continue to do it going forward, and I look forward to talking to you at the end of the next quarter. Thank you.

Operator

Thank you very much, ladies and gentlemen. That now concludes your conference call for today. You may now disconnect. Thank you very much.

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AUGUST 01, 2013 / 01:00PM GMT, RGR - Q2 2013 Sturm Ruger Earnings Conference Call

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